(h)(1)(i)

[ING Funds]

May 1, 2013

Todd Modic

Senior Vice President

ING Funds Services, LLC

7337 E. Doubletree Ranch Road

Suite 100

Scottsdale, AZ  85258

Dear Mr. Modic:

Pursuant to the Amended and Restated Administrative Services Agreement dated November 19, 2003, as amended, between ING Partners, Inc. and ING Funds Services, LLC (the “Agreement”) we hereby notify you of our intention to retain you as Administrator to render administrative and other services to ING Solution Aggressive Portfolio (the “Portfolio”), upon all of the terms and conditions set forth in the Agreement.  Upon your acceptance, the Agreement will be modified to give effect to the foregoing by amending the Amended Schedule A and Amended Schedule B of the Agreement.  The Amended Schedule A and Amended Schedule B are attached hereto.

The Amended Schedule A and the Amended Schedule B have also been updated to reflect name changes for ING Davis New York Venture Portfolio to ING Columbia Contrarian Core Portfolio, ING Thornburg Value Portfolio to ING Growth and Income Core Portfolio, ING Invesco Van Kampen Comstock Portfolio to ING Invesco Comstock Portfolio, ING Invesco Van Kampen Equity and Income Portfolio to ING Invesco Equity and Income Portfolio, ING Solution Aggressive Growth Portfolio to ING Solution Moderately Aggressive Portfolio, ING Solution Growth Portfolio to ING Solution Balanced Portfolio, and ING Solution Moderate Portfolio to ING Solution Moderately Conservative Portfolio.

Please signify your acceptance to act as Administrator under the Agreement with respect to the Portfolio by signing below where indicated.

Very sincerely,

By:	/s/ Kimberly A. Anderson
Kimberly A. Anderson
Senior Vice President
ING Partners, Inc.

ACCEPTED AND AGREED TO:

ING Funds Services, LLC

By:	/s/ Todd Modic
Todd Modic
Senior Vice President

AMENDED SCHEDULE A

SERIES OF

ING PARTNERS, INC.

ING American Century Small-Mid Cap Value Portfolio
ING Baron Growth Portfolio
ING Columbia Contrarian Core Portfolio
ING Columbia Small Cap Value II Portfolio
ING Fidelity® VIP Contrafund® Portfolio
ING Fidelity® VIP Equity-Income Portfolio
ING Fidelity® VIP Mid Cap Portfolio
ING Global Bond Portfolio
ING Growth and Income Core Portfolio
ING Index Solution 2015 Portfolio
ING Index Solution 2020 Portfolio
ING Index Solution 2025 Portfolio
ING Index Solution 2030 Portfolio
ING Index Solution 2035 Portfolio
ING Index Solution 2040 Portfolio
ING Index Solution 2045 Portfolio
ING Index Solution 2050 Portfolio
ING Index Solution 2055 Portfolio
ING Index Solution Income Portfolio
ING Invesco Comstock Portfolio
ING Invesco Equity and Income Portfolio
ING JPMorgan Mid Cap Value Portfolio
ING Oppenheimer Global Portfolio
ING PIMCO Total Return Portfolio
ING Pioneer High Yield Portfolio
ING Solution 2015 Portfolio
ING Solution 2020 Portfolio
ING Solution 2025 Portfolio
ING Solution 2030 Portfolio
ING Solution 2035 Portfolio
ING Solution 2040 Portfolio
ING Solution 2045 Portfolio
ING Solution 2050 Portfolio
ING Solution 2055 Portfolio
ING Solution Aggressive Portfolio
ING Solution Balanced Portfolio
ING Solution Conservative
ING Solution Income Portfolio
ING Solution Moderately Aggressive Portfolio
ING Solution Moderately Conservative Portfolio

ING T. Rowe Price Diversified Mid Cap Growth Portfolio
ING Templeton Foreign Equity Portfolio
ING T. Rowe Price Growth Equity Portfolio
ING UBS U.S. Large Cap Equity Portfolio

AMENDED SCHEDULE B

ADMINISTRATIVE SERVICES FEES

SERIES	FEES
ING American Century Small-Mid Cap Value Portfolio	0.10%
ING Baron Growth Portfolio	0.10%
ING Columbia Contrarian Core Portfolio	0.10%
ING Columbia Small Cap Value II Portfolio	0.10%
ING Fidelity® VIP Contrafund® Portfolio	0.10%
ING Fidelity® VIP Equity-Income Portfolio	0.10%
ING Fidelity® VIP Mid Cap Portfolio	0.10%
ING Global Bond Portfolio	0.10%
ING Growth and Income Core Portfolio	0.10%
ING Index Solution 2015 Portfolio	0.10%
ING Index Solution 2020 Portfolio	0.10%
ING Index Solution 2025 Portfolio	0.10%
ING Index Solution 2030 Portfolio	0.10%
ING Index Solution 2035 Portfolio	0.10%
ING Index Solution 2040 Portfolio	0.10%
ING Index Solution 2045 Portfolio	0.10%
ING Index Solution 2050 Portfolio	0.10%
ING Index Solution 2055 Portfolio	0.10%
ING Index Solution Income Portfolio	0.10%
ING Invesco Comstock Portfolio	0.10%
ING Invesco Equity and Income Portfolio	0.10%
ING JPMorgan Mid Cap Value Portfolio	0.10%

SERIES	FEES
ING Oppenheimer Global Portfolio	0.10%
ING PIMCO Total Return Portfolio	0.10%
ING Pioneer High Yield Portfolio	0.10%
ING Solution 2015 Portfolio	0.10%
ING Solution 2020 Portfolio	0.10%
ING Solution 2025 Portfolio	0.10%
ING Solution 2030 Portfolio	0.10%
ING Solution 2035 Portfolio	0.10%
ING Solution 2040 Portfolio	0.10%
ING Solution 2045 Portfolio	0.10%
ING Solution 2050 Portfolio	0.10%
ING Solution 2055 Portfolio	0.10%
ING Solution Aggressive Portfolio	0.10%
ING Solution Balanced Portfolio	0.10%
ING Solution Conservative	0.10%
ING Solution Income Portfolio	0.10%
ING Solution Moderately Aggressive Portfolio	0.10%
ING Solution Moderately Conservative Portfolio	0.10%
ING T. Rowe Price Diversified Mid Cap Growth Portfolio	0.10%
ING T. Rowe Price Growth Equity Portfolio	0.10%
ING Templeton Foreign Equity Portfolio	0.10%
ING UBS U.S. Large Cap Equity Portfolio	0.10%